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EZET
FRANKLIN
TEMPLETON

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EZET
Franklin Ethereum ETF
FRANKLIN
TEMPLETON

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EZET
Zero fees through Jan 2025*
Franklin Ethereum ETF
FRANKLIN
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EZET
Zero fees through Jan 2025*
Franklin Ethereum ETF
FRANKLIN
TEMPLETON
Cboe
Listed
*For a period from July 23, 2024 to January 31, 2025, the Sponsor will waive the entire Sponsor's Fee (0.19%) on the first $10.0 billion of the Fund's assets.
Important Information
Franklin Ethereum ETF (the "Fund") has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the Fund has filed with the SEC for more complete information about the Fund and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov or by visiting www.franklintempleton.com.
© 2024 Franklin Distributors, LLC, marketing agent.

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